Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 34 to the Registration Statement on Form N-3 (the “Registration Statement”) of our report dated March 6, 2025 relating to the financial statements of Teachers Insurance and Annuity Association of America. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 28, 2025